Exhibit 8.1

[LOGO]	VINSON & ELKINS L.L.P. 2300 FIRST CITY TOWER 1001 FANNIN STREET HOUSTON, TEXAS 77002-6760 TELEPHONE (713) 758-2222 FAX (713) 758-2346 www.velaw.com

June 30, 2003

Enbridge Energy Partners, L.P.
1100 Louisiana Street, Suite 3300
Houston, Texas 77002

Ladies and Gentlemen:

        We have acted as counsel for Enbridge Energy Partners, L.P., a Delaware limited partnership, (the "Partnership") with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of (i) Class A common units representing limited partner interests in the Partnership (the "Units") and (ii) debt securities in one or more series (the "Debt Securities"). The Units and Debt Securities are collectively referred to herein as the "Securities." We also have participated in the preparation of the Prospectus (the "Prospectus") contained in the Registration Statement on Form S-3 (the "Registration Statement") to which this opinion is an exhibit. In connection therewith, we prepared the discussion set forth under the caption "Material Tax Consequences" in the Prospectus (the "Discussion"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

        All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the federal income tax discussion in the Registration Statement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and the General Partner, included in such discussion, as to which we express no opinion).

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder.

                      Very truly yours,

                      /s/ VINSON & ELKINS L.L.P.